Exhibit 8.1

November 4, 2009

Intellon Corporation

5955 T.G. Lee Boulevard, Suite 600

Orlando, FL 32822

Ladies and Gentlemen:

We have acted as counsel to Intellon Corporation, a Delaware corporation (the “Company”), in connection with the transactions described in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 8, 2009, by and among Atheros Communications, Inc., a Delaware corporation (“Parent”), Iceman Acquisition One Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary One”), Iceman Acquisition Two LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary Two” and, together with Merger Subsidiary One, the “Merger Subsidiaries”), and the Company (such transactions, taken together, the “Mergers”). This opinion is being given in connection with Parent’s Registration Statement on Form S-4, as amended, relating to the proposed Mergers pursuant to the Merger Agreement (the “Registration Statement”), to which this opinion appears as an exhibit and which includes the proxy statement relating to the Mergers (the “Proxy Statement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in (i) the Merger Agreement (including any exhibits or schedules thereto), (ii) the Registration Statement, (iii) representations by Parent, Merger Subsidiary One and Merger Subsidiary Two and by the Company in their respective Tax Representation Letters which will be delivered to us at the time of the Closing and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

(a) Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents and all such documents either have been or will be by the effectiveness of the First Step Merger duly and validly executed and delivered where such execution and delivery are prerequisites to effectiveness.

(b) The Mergers will be completed in the manner set forth in the Merger Agreement and in the Registration Statement.

(c) All representations, warranties and statements made or agreed to by the Company, Parent, Merger Subsidiary 1 and Merger Subsidiary 2 by their respective managements, officers and directors or managers in connection with the Mergers, including but not limited to those set forth in the Merger Agreement, the Tax Representation Letters and the Registration Statement, are true, correct and complete at all relevant times. Any representation or statement made “to the best knowledge” or similarly qualified is correct without such qualification.

(d) All covenants contained in the Merger Agreement will be performed without waiver or breach of any material provision.

Based upon and subject to the foregoing, and subject to the exceptions, assumptions, qualifications and limitations in the Registration Statement and the exceptions, limitations and qualifications set forth below, the statements in the Registration Statement under the caption “The Merger—Material Federal Income Tax Consequences of the Merger,” insofar as such statements constitute summaries of United States federal income tax law, constitute the opinion of Dechert LLP as to the material United States federal income tax consequences of the Mergers.

This opinion represents our legal judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended (the “Code”), existing judicial decisions, administrative regulations and published rulings and procedures. This opinion is limited to the referenced United States federal income tax matters. No other opinions are rendered or should be inferred. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

No opinion is expressed as to any transaction other than the Mergers as described in the Merger Agreement, or to any transaction whatsoever, including the Mergers, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provision thereof or all of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times.

Attached to this letter as Exhibit A is the form of opinion we contemplate delivering at the Closing pursuant to section 7.3(d) of the Merger Agreement to the effect that the Mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. Delivery of such opinion will be subject to our concluding, based on the applicable facts, representations and law as of the Closing, that the Mergers, taken together, so qualify.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Proxy Statement.

In giving such consent, we do not thereby admit that we are an “expert” or are in the category of person whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ DECHERT LLP

[EXHIBIT A – FORM OF DECHERT LLP CLOSING TAX OPINION]

[Closing Date]

Intellon Corporation

5955 T.G. Lee Boulevard, Suite 600

Orlando, FL 32822

Ladies and Gentlemen:

We have acted as counsel to Intellon Corporation, a Delaware corporation (the “Company”), in connection with the following transactions pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 8, 2009, by and among Atheros Communications, Inc., a Delaware corporation (“Parent”), Iceman Acquisition One Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary 1”), Iceman Acquisition Two LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Subsidiary 2”), and the Company: (1) the merger of Merger Subsidiary 1 with and into the Company, in accordance with the Delaware General Corporation Law, with the Company as the surviving corporation (the “First Step Merger”), followed by (2) the merger of the Company with and into Merger Subsidiary 2, in accordance with the Delaware General Corporation Law and the Limited Liability Company Act of the State of Delaware, with Merger Subsidiary 2 as the surviving entity (the “Second Step Merger” and, together with the First Step Merger, the “Mergers”), on the terms and conditions set forth in the Merger Agreement. You have asked for our opinion as to certain United States federal income tax consequences of the Mergers. This opinion is being delivered pursuant to section 7.3(d) of the Merger Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

For purposes of this opinion, we have reviewed the Merger Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed, with your consent, the following:

(i) Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents and all such documents either have been or will be by the effectiveness of the First Step Merger duly and validly executed and delivered where such execution and delivery are prerequisites to effectiveness.

(ii) The Mergers will be completed in the manner set forth in the Merger Agreement and in the Registration Statement.

(iii) All representations, warranties and statements made or agreed to by the Company, Parent, Merger Subsidiary 1 and Merger Subsidiary 2 by their respective managements, officers and directors or managers in connection with the Mergers, including but not limited to those set forth in the Merger Agreement, the Tax Representation Letters and the Parent’s Registration Statement on Form S-4, are true, correct and complete at all relevant times. Any representation or statement made “to the best knowledge” or similarly qualified is correct without such qualification.

(iv) All covenants contained in the Merger Agreement will be performed without waiver or breach of any material provision.

On the basis of the foregoing, it is our opinion that for United States federal income tax purposes, the Mergers, taken together, will constitute a reorganization within the meaning of Section 368(a) of the Code.

This opinion has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning the issues. The opinion expressed herein is limited to the referenced United States federal income tax matters. No other opinions are rendered or should be inferred. We also express no opinion regarding tax consequences under foreign, state or local laws. Our opinion is rendered as of the date hereof and in issuing our opinion, we have relied solely upon the Code, existing and proposed regulations thereunder, and administrative positions and judicial decisions in effect as of the date hereof. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such changes could affect the validity of the opinion set forth above. Also, future changes in United States federal income tax laws and the interpretation thereof can have retroactive effect. With respect to any significant federal tax issues outside the limited scope of this opinion, this opinion was not written and cannot be used by the recipient or any other party for the purpose of avoiding penalties that may be imposed under the Code on the recipient or such other party.

Very truly yours,

DECHERT LLP

2